Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bilibili Inc. of our report dated March 2, 2018, relating to the consolidated financial statements, which appears in Bilibili Inc.’s Registration Statement on Form F-1 (File No. 333-223405) dated March 27, 2018.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China
July 18, 2018